                                                                 Exhibit 10.24
                 IMRT OPENSUITE(TM) INTEROPERABILITY AGREEMENT

This IMRT OpenSuite(TM) Interoperability Agreement (Agreement) is entered into between IMPAC Medical Systems, Inc., with its principal place of business at 100 West Evelyn Avenue, Mountain View, California 94041 (IMPAC), and NOMOS Corporation, with its principal place of business at 2591 Wexford Bayne Road, Sewickley, Pennsylvania, 15143 (NOMOS).

                                  BACKGROUND

NOMOS provides systems to radiation oncology centers used to plan radiation therapy treatments. IMPAC provides information systems to oncology centers (including radiation oncology centers) that are utilized for the administrative and clinical information management of oncology patients including, but not limited to, interfacing with radiation therapy treatment planning systems and linear accelerators. NOMOS and IMPAC recognize that each has a leading position in their respective market segments and that by cooperating to support and enhance the interfaces between their respective systems, they will enhance the prospects of their respective products. In pursuit of this enhanced position, the parties agree as follows.

1. CONFORMANCE STATEMENTS
(a) Each of the parties hereto agrees to publish conformance statements for both the DICOM-RT and RTPConnect interfaces as these interfaces relate to its products. As soon as the conformance statements have been finalized, and whenever the statements are revised, each party further agrees to use commercially reasonable efforts to provide these conformance statements to the other party no later than one month prior to releasing them to its customers.

(b) In an effort to afford customers the optimum solution, each of the parties agree to work together to establish minimum conformance and performance level standards for the interfaces as these interfaces relate to its products. The minimum standards will be established in conjunction with the creation of the conformance statements.

(c) The conformance statements and the minimum standards developed by each party pursuant to subsections 1 (a) and (b), shall be owned by the developing party.

2. VERIFICATION AND VALIDATION OF INTERFACES
The parties agree to use commercially reasonable efforts to conduct joint testing of interface enhancements before they are released for commerce. Both parties agree that this testing may not always be possible due to resource, regulatory, safety, and other considerations.

3. INTERFACE VALIDATION PROCEDURE
In an effort to reduce the difficulty of deploying interfaces between the respective parties and in establishing their proper interoperability, the parties agree to jointly develop an Interface Validation Procedure (IVP) that can be utilized by either party to "commission"




IMPAC--NOMOS IMRT OpenSuite Agreement 9-10-01
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                                                                 Exhibit 10.24


the interfaces between the respective systems. The master IVP document and revision control shall be the responsibility of IMPAC. The IVP shall be jointly owned by NOMOS and IMPAC with no duty to account.

4. INSTALLATIONS
(a) Each party agrees to provide notice to the other party when it becomes aware of an impending installation of its product at a customer site that utilizes the other party's system and for which an interface between the two systems will be installed. This notification shall be made via e-mail as soon as is practicable, but in no event later than five (5) business days after the notifying party becomes aware of the installation.

(b) For the purposes of the installation notice requirement of this section 4, each party shall designate a primary and secondary contact within fifteen (15) business days of the signing of this Agreement.

5. COMBINED USER'S GUIDE
The parties agree to create a joint User's Guide for the use of the interface between the systems. This guide shall be limited to the sequencing required to operate the bi-directional transfer of data between the respective systems. Each company shall have full rights to reproduce and use this document as it sees fit, but in no way to the other party's detriment. The master document and revision control shall be the responsibility of IMPAC. The joint User's Guide shall be jointly owned by NOMOS and IMPAC with no duty to account.

6. CUSTOMER SUPPORT CALL TRIAGING
(a) The parties agree to establish a customer call triaging procedure to route support calls to the appropriate organization. Furthermore, the parties agree to expedite the availability of technical support whenever it is not readily apparent which system is malfunctioning and system level trouble-shooting must be initiated.

(b) The parties further agree to make support personnel available via telephone to assist in the installation and commissioning of interfaces between their respective systems whenever an installation of either or both systems is occurring.

7. "IMRT OPENSUITE(TM)  COMPLIANT" BRANDING
(a) GRANT OF LICENSE
Upon the successful completion of the duties and obligations set out in sections 1 through 6 above, and in IMPAC's sole discretion, IMPAC may grant NOMOS a worldwide, non-exclusive, non-transferable, revocable right to use and display IMPAC's trademarked phrase "IMRT OpenSuite(TM)" for the express sole purpose of public notification of the conformance of the RTP System and its internal process to the requirements set out in this Agreement. Any such use shall be consistent with the IMPAC guidelines on use of the IMRT OpenSuite(TM) mark.







IMPAC--NOMOS IMRT OpenSuite Agreement 9-10-01                              2
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                                                                 Exhibit 10.24


(b) RESTRICTIONS
Except as otherwise expressly provided herein, NOMOS is granted no other right, title, or license to the OpenSuite(TM) logo or any other IMPAC trademark, and is specifically granted no right or license to sublicense the OpenSuite(TM) Logo or any other IMPAC trademarks; provided, that a License shall be provided by IMPAC to NOMOS' distributors who distribute NOMOS' products as transferred by NOMOS (i.e., without any modifications to the product, product packaging, documentation or other materials). NOMOS shall enforce the terms of any such sublicense with its distributors. IMPAC shall be entitled to enforce the terms of this license directly against any NOMOS distributor in the event NOMOS fails to do so.

(c) CERTIFICATION
The license rights granted under subsection 7 (a) apply only in connection with versions of products that have successfully complied with the requirements of this Agreement.

8. CROSS-SALE OF INTERFACES
(a) In order to simplify the sales process with the end-user by allowing either party to fulfill the end-user's needs when selling into the other party's installed base, the parties agree to negotiate in good faith to establish a sales agreement and transfer pricing for their respective RTP interface products. Any such cross-sale arrangement shall be governed by a separate signed written agreement between the parties.

(b) In an effort to facilitate cross-sale of interfaces, the parties will work together to create a products requirement matrix that will list those products necessary for the provision of a complete Intensity Modulated Radiation Therapy (IMRT) solution for the customer. The matrix will be distributed to each party's sales force. The matrix and matrix revision control shall be the responsibility of IMPAC. The product requirements matrix shall be jointly owned by NOMOS and IMPAC with no duty to account.

9. MUTUAL REFERRAL LIST
The parties agree to create and maintain a joint customer reference list of those customers utilizing IMRT OpenSuite(TM) solutions. Each party may utilize this list for sales and marketing activities as it sees fit. The master list and revision control shall be the responsibility of IMPAC. The joint customer reference list shall be jointly owned by NOMOS and IMPAC with no duty to account.

10. DEVELOPMENT COLLABORATION
(a) Within three (3) months of signing this Agreement, the parties agree to conduct a functional evaluation of the combined systems (RTP and IS) to determine if there are opportunities for enhancing the interfaces or workflow of the combined systems.

(b) Each of the parties agrees to use its commercially reasonable efforts to develop a system specification for those enhancements and to implement those enhancements in their respective systems based on their own internal development priorities and timeframes.



IMPAC--NOMOS IMRT OpenSuite Agreement 9-10-01                              3
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                                                                 Exhibit 10.24


11. QUALITY SYSTEM REGULATIONS
Nothing in this Agreement shall be construed to hinder either party hereto from abiding by the Quality System Regulations of the U.S. Food and Drug Administration or the equivalent medical device regulations promulgated by foreign governments in non-US markets.

12. TERM AND TERMINATION
(a) TERM
The initial term of this Agreement shall be two years from the date upon which the last party to sign this agreement does so (Effective Date). Thereafter, this Agreement shall automatically renew for successive one-year terms unless either party provides the other party notice of its intent not to renew within thirty (30) days of the end of the then current term.

(b) TERMINATION
Notwithstanding any provision in this Agreement to the contrary, either party may terminate this Agreement upon thirty- (30) days notice by providing written notification of termination via registered mail to the other party.

(c) EFFECT OF TERMINATION
         (i) Immediately upon termination of this Agreement, the Interface Validation Procedure identified in Section 3 shall cease to be utilized for any new system revision not specifically enumerated in the document (i.e., it can be used post termination but only for system revisions for which it was expressly written).

         (ii) Immediately upon termination of this Agreement, the User's Guide identified in Section 5.6 shall cease to be utilized for any new system revision not specifically enumerated in the document (i.e., it can be used post termination but only for system revisions for which it was expressly written).

          (iii) All jointly owned assets shall be provided to each of the parties hereto and each of the parties hereto may use such jointly owned assets subject to the restrictions set out in this Agreement.

13. CONFIDENTIALITY
This Agreement shall be governed by that Mutual Nondisclosure Agreement (NDA) entered into by the parties on June 1, 2001. The parties hereby agree to extend the three-year term of the NDA to run concurrent with the term of this Agreement.

14. GOVERNING LAW, JURISDICTION AND VENUE
This Agreement shall be governed by and construed under applicable U.S. federal law and the laws of the State of California, without regard to conflicts of laws principles and without regard to the United Nations Convention on Contracts for the International Sale of Goods.





IMPAC--NOMOS IMRT OpenSuite Agreement 9-10-01                              4
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                                                                 Exhibit 10.24

15. GENERAL PROVISIONS
(a) ASSIGNMENT
Neither party may assign or subcontract its rights or obligations under this agreement, either in whole or in part, without the prior written consent of the other party, which consent shall be in the sole discretion of the other party. Any attempt to do so shall be void and of no effect. However, either party may assign without prior written consent its rights and obligations under this agreement to a successor in interest due to that party's acquisition, merger, or reorganization.

(b) ENTIRE AGREEMENT
This Agreement together with all exhibits, appendices or other attachments, which are incorporated herein by reference, is the sole and entire agreement between the parties relating to the subject matter hereof. This Agreement supersedes all prior understandings, agreements and documentation relating to such subject matter.

(c) MODIFICATIONS TO AGREEMENT
Modifications and amendments to this Agreement, including any exhibit or appendix hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

(d) WAIVER
No term or provision of this Agreement shall be deemed waived and no breach excused unless the waiver or consent is in writing and signed by the party claimed to have waived or consented.

(e) NOTICES
All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile, or overnight mail, or confirmed email, or five days after being deposited in the United States mail, postage prepaid and addressed as each party may designate in writing:

(f) FEES AND EXPENSES
Each party shall be responsible for the payment of its own costs and expenses, including attorneys' fees and expenses, in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated pursuant to this Agreement.

(g) COUNTERPARTS
This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one in the same instrument. The execution of this Agreement may be evidenced by facsimile transmission of signatures, in which case the parties agree to exchange originally executed versions of this Agreement promptly thereafter.





IMPAC--NOMOS IMRT OpenSuite Agreement 9-10-01                              5
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(h) INDEPENDENT CONTRACTORS
The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

(i) SEVERABILITY
If any provision of this Agreement is held invalid, void or unenforceable under any applicable statute or rule of law, it shall to that extent be deemed omitted, and the balance of this Agreement shall be enforceable in accordance with its terms.

(j) SURVIVAL
The following provisions shall survive the expiration or termination of this Agreement for any reason: Section 7. In addition, provisions of this Agreement that, by their nature, are intended to remain in effect beyond the termination or expiration of this Agreement, shall survive the termination or expiration of this Agreement.

(k) HEADINGS NOT CONTROLLING
The headings in this Agreement are for reference purposes only and shall not be construed as a part of this Agreement.

16. SIGNATURES
Each party represents and warrants that on this date they are duly authorized to bind their respective principals by their signatures below.


------------------------------------- ---------------------------------------
IMPAC MEDICAL SYSTEMS, INC.            NOMOS CORPORATION


By:   /s/ Joseph K. Jachinowski        By:   /s/ John W. Manzetti
   ---------------------------------      -----------------------------------

Title:   CEO                           Title:  President & CEO
      ------------------------------         --------------------------------

Date:   9/23/01                        Date:   Sept. 11, 2001
     -------------------------------        ---------------------------------

------------------------------------- ---------------------------------------




IMPAC--NOMOS IMRT OpenSuite Agreement 9-10-01                              6